UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 29, 2007

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts  02142
(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:
(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

On May 29, 2007, Genzyme Corporation (“Genzyme”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bioenvision, Inc. (“Bioenvision”) and Wichita Bio Corporation, a wholly owned subsidiary of Genzyme (“Sub”). Pursuant to the Merger Agreement, Genzyme and Sub expect to commence a cash tender offer (the “Offer”) for all of the issued and outstanding shares of Bioenvision common stock and preferred stock.  The price for each common share is $5.60, and the price for each preferred share is $11.20 (plus any accrued but unpaid dividends).

Additionally, Genzyme has entered into Tender and Voting Agreements in the form substantially attached to the Merger Agreement with the following officers, directors and shareholder of Bioenvision: Christopher Wood, Ian Abercrombie, Joseph Cooper, Kristen Dunker, Steven Elms, Hugh Griffith, Michael Kauffman, David Luci, Thomas Scott Nelson, Andrew Schiff, James Scibetta, Robert Sterling and Perseus-Soros Biopharmaceutical Fund, L.P.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Item 8.01.  Other Events.

On May 29, 2007, Genzyme issued a press release announcing that it had entered into an agreement to acquire Bioenvision.  A copy of the press release is filed herewith as Exhibit 99.1 hereto.

Important Additional Information Will Be Filed with the Securities and Exchange Commission (SEC)

This current report is neither an offer to purchase nor a solicitation of an offer to sell shares of Bioenvision stock.

At the time the Offer is commenced, Genzyme will file with SEC and mail to Bioenvision’s shareholders, a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related documents.  Following commencement of the Offer, Bioenvision will file with the SEC a solicitation/recommendation statement on Schedule 14D-9.  These will contain important information about Genzyme, Bioenvision, the transaction and other related matters.  Investors and security holders are urged to read each of these documents carefully when they are filed and become available.

Investors and security holders will be able to obtain free copies of these documents when they are filed with the SEC through the website maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of these documents from Genzyme by directing a request to Genzyme at 500 Kendall Street, Cambridge, MA 02142, Attention: Shareholder Relations Department, or by calling 617-252-7500 and asking for the Shareholder Relations Department, or from Bioenvision by directing a request to Bioenvision, Inc., 345 Park Avenue, 41ST Floor, New York, NY 10154, Attention: James Scibetta, Chief Financial Officer, (212) 750-6700.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Genzyme Corporation, Bioenvision, Inc. and Wichita Bio Corporation, dated May 29, 2007. Filed herewith.

99.1	Press release of Genzyme Corporation dated May 29, 2007. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: May 29, 2007	By:	/s/ Peter Wirth
Peter Wirth
Executive Vice President,
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Genzyme Corporation, Bioenvision, Inc. and Wichita Bio Corporation, dated May 29, 2007. Filed herewith.

99.1	Press release of Genzyme Corporation dated May 29, 2007. Filed herewith.